UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2008 (March 20, 2008)
FRANKLIN BANK CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-505I8	11-3626383

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 680	Houston, Texas 77042

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      (713) 339-8900

Not applicable.

(Former name or former address, if changed since last report.)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On March 20, 2007, Franklin Bank Corp. (the “Company”) received a letter from the staff of The American Stock Exchange (“AMEX”) indicating that the Company is not in compliance with Sections 134 and 1101 of the AMEX Company Guide and its listing agreement as a result of the Company’s failure to file its annual report on Form 10-K for the year ended December 31, 2007 on a timely basis. The Company’s Series A Non-Cumulative Perpetual Preferred Stock (the “Preferred Stock”) trades on AMEX.
     The AMEX letter requires the Company to submit a plan (the “Plan”) by April 3, 2008, advising AMEX of any action the Company has taken, or will take, to file its Form 10-K for the year ended December 31, 2007, and bring the Company into compliance with the AMEX Company Guide by no later than June 17, 2008. If the Plan is accepted by AMEX, the listing of the Preferred Stock will continue until June 17, 2008, at which time AMEX will initiate delisting proceedings, as appropriate, if the Company is not in compliance with AMEX listing standards, or does not make progress consistent with the Plan. Further, if the Company does not submit a Plan or if its Plan is not accepted by AMEX, the Company may be subject to delisting proceedings. In either event, the Company may appeal if the AMEX staff makes a determination to initiate delisting proceedings in accordance with applicable AMEX rules. The Company intends to submit a Plan to AMEX by April 3, 2008.
     In the letter, AMEX also noted that the Company will be included in a list of issuers, which is posted daily on the AMEX website, that are not in compliance with the continued listing standards and “.LF” will be appended to the Preferred Stock trading symbol whenever such trading symbol is transmitted with a quotation or trade. Accordingly, the Preferred Stock will trade as FBK-P.LF. The website posting and indicator will remain in effect until the Company has regained compliance with all applicable AMEX continued listing standards.
     On March 26, 2008, the Company issued a press release disclosing the foregoing, a copy of which is attached hereto as Exhibit 99.1.
     The Company intends to file its Form 10-K for the year ended December 31, 2007 with the Securities and Exchange Commission (“SEC”) as soon as possible.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.
99.1	Press Release of Franklin Bank Corp., dated March 26, 2008.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.
Dated: March 26, 2008
	By:	/s/ Russell McCann
Russell McCann
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 26, 2008